UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016 (July 20, 2016)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                     Entry into a Material Definitive Agreement.

As previously disclosed, on January 11, 2016, Arch Coal, Inc. (“Arch” or the “Company”) and substantially all of Arch’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with Arch, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri.

As further previously disclosed, on January 21, 2016, the Superpriority Secured Debtor-in-Possession Credit Agreement (as amended on March 4, 2016, March 28, 2016, April 26, 2016, June 10, 2016 and June 23, 2016, the “DIP Credit Agreement”; the superpriority secured term loan credit facility provided thereunder, the “DIP Facility”) was entered into by and among the Company, as borrower, certain of the Debtors, as guarantors, the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent for the DIP Lenders.

Arch entered into an amendment to the DIP Credit Agreement, dated as of July 20, 2016 (the “DIP Amendment”), which extended the availability period to borrow under the DIP Facility from July 21, 2016 to the earlier to occur of (i) September 30, 2016 and (ii) the termination of the DIP Facility (which the Company currently expects to occur concurrently with its emergence from bankruptcy), with a corresponding extension to the period during which the 5% per annum unused commitment fee is applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2016		Arch Coal, Inc.

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary